Corporate Resource Services Appoints Karen Amato to Board of Directors and Audit Committee Chair

NEW YORK, N.Y. -- (Business Wire) – August 9, 2013-- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified technology, staffing, recruiting, and consulting services firm, today announced that Karen Amato has been appointed to its Board of Directors.

A former partner at the Big Four accounting firm KPMG, Karen has had an extensive career in public accounting, servicing clients ranging from large public companies to smaller private entities and in a variety of industries. Karen’s audit experience will prove invaluable as she assumes the role of Chairperson to the Board of Directors’ newly-constituted Audit Committee. After spending twenty-three years at KPMG, Karen has been providing consulting services since 2012, advising on accounting and SEC requirements. She is a member of the Board of Governors of the Long Island Chapter of the Institute of Internal Auditors and was named one of the Top 50 Women in Business by the Long Island Business News in 2010. Karen received her Bachelor Degree from Hofstra University and is a Certified Public Accountant licensed in New York.

“We are very happy to welcome Karen to our Board,” said John Messina, CEO of Corporate Resource Services, Inc. “Her extensive experience will be an asset to our team as we enhance our corporate governance measures. We are glad that we have formed an Audit Committee and confident that Karen will be an excellent Chairperson.”

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 231 staffing and on-site facilities in 42 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380